                                                                                                                       EXHIBIT 11.01
                                                         ISONICS CORPORATION
                                                  STATEMENTS REGARDING CALCULATION
                                                   OF NET INCOME (LOSS) PER SHARE
                                              (in thousands, except per share amounts)


                                                                               Three Months Ended              Six Months Ended
                                                                                   October 31,                    October 31,
                                                                            -----------------------         -----------------------
                                                                             1997            1996            1997             1996
                                                                            -------         -------         -------         -------
  Net Income (Loss)                                                         $  (285)        $  (398)        $  (462)        $  (355)
                                                                            =======         =======         =======         =======

 Weighted Average Common Stock Outstanding                                    4,894           3,875           4,722           3,723
 Dilutive effect of stock options and warrants
     (including grants approximately twelve months
    preceding the initial public offering) using the
    treasury stock method                                                      --             1,978             906           2,238
Dilutive effect of preferred stock                                             --              --              --               118
                                                                            -------         -------         -------         -------
Shares used in computing per share information                                4,894           5,852           5,627           6,079
                                                                            =======         =======         =======         =======

Net Income (Loss) Per Share                                                 $ (0.06)        $ (0.07)        $ (0.08)        $ (0.06)
                                                                            =======         =======         =======         =======


                                                                                                   PRO FORMA
                                                                                                   ---------

                                                                               Three Months Ended                Six Months Ended
                                                                                   October 31,                     October 31,
                                                                            -----------------------         -----------------------
                                                                             1997            1996            1997             1996
                                                                            -------         -------         -------         -------
  Net Income (Loss)                                                         $  (285)        $  (398)        $  (462)        $  (355)
  Interest on nonconvertible promissory notes                                    70              76             193              76
                                                                            -------         -------         -------         -------

  Net Income (Loss)                                                         $  (215)        $  (322)        $  (269)        $  (279)
                                                                            =======         =======         =======         =======

  Weighted average common stock outstanding                                   4,894           3,875           4,722           3,723
  Dilutive effect of stock options and warrants
    (including grants approximately twelve months
    preceding the initial public offering) using the
    treasury stock method                                                      --             1,978             906           2,238
Dilutive effect of preferred stock                                             --               239            --               239
Pro forma shares issued for repayment of debt                                   241             241             241             241
                                                                            -------         -------         -------         -------
Shares used in computing per share information                                5,135           6,333           5,869           6,080
                                                                            =======         =======         =======         =======
Pro forma Net Income (Loss) Per Share                                       $ (0.06)        $ (0.05)        $ (0.05)        $ (0.04)
                                                                            =======         =======         =======         =======

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